Exhibit 99.1

NEWS RELEASE
For Immediate Release	Investors:	Media:
March 19, 2020	Bill Marshall	Trisha Meade
	Vice President, Investor Relations	Director, Communications & Engagement
	(804) 287-8108	(804) 285-5390
	bill.marshall@pfgc.com	mediarelations@pfgc.com

Performance Food Group Company Provides Update on Potential Impact of COVID-19

RICHMOND, Va. – Performance Food Group Company (PFG) (NYSE: PFGC): Due to the evolving and unprecedented impact of the novel coronavirus pandemic (“COVID-19”) on the global economy, PFG is providing an update on its business and financial position.

“We are closely monitoring the current market and positioning our business for the long term as all of us in the country are responding to the threat of COVID-19,” said George Holm, PFG Chairman, President & CEO. “Our first priority is ensuring the health and welfare of our associates and helping our customers through this period of disruption. We continue to assess additional customer opportunities to leverage our scale and assets. Furthermore, while the full impact of COVID-19 is currently unknown, we are confident that we have ample liquidity under our debt facilities even if conditions continue to worsen. Covenants under our bonds do not require us to maintain any liquidity or other financial metrics. We believe that our strong operating model will allow us to weather this disruption, and we will continue to take actions to mitigate the adverse effects to, and support, our partners and clients in the restaurant industry during these unfortunate times.”

“PFG’s full year 2020 outlook was based on information available at such time, and through the beginning of March, we were on track to meet our previously disclosed and affirmed expectations. However, as the macroeconomic environment has deteriorated, we have decided to withdraw our full year 2020 outlook. We plan to provide additional information on our third quarter earnings call based on the information available at that time on May 6, 2020.”

About Performance Food Group Company

Built on the many proud histories of our family of companies, Performance Food Group is a customer-centric foodservice distribution leader headquartered in Richmond, Virginia. Grounded by roots that date back to a grocery peddler in 1885, PFG today has a nationwide network of over 100 distribution centers, nearly 25,000 talented associates and thousands of valued suppliers across the country. With the goal of helping our customers thrive, we market and deliver quality food and related products to over 200,000 locations including independent and chain restaurants, schools, business and industry locations, healthcare facilities, vending distributors, office coffee service distributors, big box retailers, theaters and convenience stores. Building strong relationships is core to PFG’s success – from connecting associates with great career opportunities to connecting valued suppliers and quality products with PFG’s broad and diverse customer base. To learn more about PFG, visit pfgc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, all statements that do not relate solely to historical or current facts. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including but not limited to the factors discussed under the section entitled “Risk Factors” in PFG’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, which could cause actual future results to differ materially from those expressed in any forward-looking statements. Such factors include:

•	the impact of COVID-19 on the global markets and the restaurant industry specifically is currently unknown;

•	competition in our industry is intense, and we may not be able to compete successfully;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;

•	our profitability is directly affected by cost inflation or deflation and other factors;

•	we do not have long-term contracts with certain of our customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions;

•	our reliance on third-party suppliers;

•	labor relations and costs risks and availability of qualified labor;

•	volatility of fuel and other transportation costs;

•	inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	we may be unable to increase our sales in the highest margin portions of our business;

•	changes in pricing practices of our suppliers;

•	our growth strategy may not achieve the anticipated results;

•	risks relating to acquisitions, including the risks that we are not able to realize benefits of acquisitions or successfully integrate the businesses we acquire;

•	environmental, health, and safety costs;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	our reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	costs and risks associated with a potential cybersecurity incident or other technology disruption;

•	product liability claims relating to the products we distribute and other litigation;

•	adverse judgments or settlements;

•	negative media exposure and other events that damage our reputation;

•	anticipated multiemployer pension related liabilities and contributions to our multiemployer pension plan;

•	decrease in earnings from amortization charges associated with acquisitions;

•	impact of uncollectibility of accounts receivable;

•	difficult economic conditions affecting consumer confidence;

•	departure of key members of senior management;

•	risks relating to federal, state, and local tax rules;

•	the cost and adequacy of insurance coverage;

•	risks relating to our outstanding indebtedness; and

•	our ability to maintain an effective system of disclosure controls and internal control over financial reporting.

Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this press release that may affect the accuracy of any forward-looking statement, except as required by law.